Exhibit 10.1


                     INTELLECTUAL PROPERTY LICENSE AGREEMENT



                                     BETWEEN



                               INTELLI-CHECK, INC.



                                       AND



                                  CARDCOM, INC.








                         EFFECTIVE AS OF MARCH 12, 2003







                      RELATING TO AGE VERIFICATION PRODUCTS

INTELLI-CHECK - CARDCOM

                            PATENT LICENSE AGREEMENT

                                TABLE OF CONTENTS

ARTICLE I - GRANTS OF LICENSES

1.01         Grant
1.02         Duration
1.03         Publicity

ARTICLE II - ROYALTY AND PAYMENTS

2.01         Royalty Calculation
2.02         Accrual
2.03         Records and Adjustments
2.04         Reports and Payments

ARTICLE III - TERMINATION

3.01         Breach
3.02         Voluntary Termination
3.03         Survival

ARTICLE IV - MISCELLANEOUS PROVISIONS

4.01         Disclaimer
4.02         Nonassignability
4.03         Addresses
4.04         Taxes
4.05         Choice of Law
4.06         Integration
4.07         Releases
4.08         Acknowledgment of Validity
4.09         Counterparts


DEFINITIONS APPENDIX

INTELLI-CHECK - CARDCOM

                     INTELLECTUAL PROPERTY LICENSE AGREEMENT


Effective as of March 12, 2003, Intelli-Check Inc., a Delaware corporation, ("INTELLI-CHECK"), having an office at 246 Crossways Park West, Woodbury, New York 11797 and Cardcom, Inc., a California corporation ("the CORPORATION"), having an office at 6301 Beach Blvd Ste 216, Buena Park, CA 90621 agree as follows*:


                                    ARTICLE I

                               GRANTS OF LICENSES

1.01 GRANT

(a) INTELLI-CHECK grants to the CORPORATION under INTELLI-CHECK's PATENTS personal, nonexclusive and nontransferable licenses to make, have made, use, sell, offer to sell, lease and import AGE VERIFICATION PRODUCTS in THE TERRITORY.

(b) The licenses granted in this Section 1.01 extend only to AGE VERIFICATION products and not to other products.

1.02 DURATION

All licenses granted herein shall commence on the effective date and continue for the LICENSE PERIOD. At the expiration of the LICENSE PERIOD, all licenses granted herein shall terminate. Notwithstanding the foregoing, if the
CORPORATION desires that the licenses granted herein continue after the expiration of the LICENSE PERIOD, the CORPORATION shall notify INTELLI-CHECK in writing of this desire at least ninety (90) days prior to the end of the LICENSE PERIOD. Upon receiving such notice, the parties agree to enter into good faith negotiations for the terms and conditions of a "New Agreement" which would be effective upon the expiration of the LICENSE PERIOD and under which the licenses and rights granted by INTELLI-CHECK to the CORPORATION herein would continue. However, it is understood that all negotiations relative to this New Agreement shall be concluded by the end of the LICENSE PERIOD and INTELLI-CHECK shall have no obligations to continue negotiations with the CORPORATION after the end of the LICENSE PERIOD.




--------
*ANY TERM IN CAPITAL LETTERS WHICH IS DEFINED IN THE DEFINITIONS APPENDIX SHALL HAVE THE MEANING SPECIFIED THEREIN.

INTELLI-CHECK-CARDCOM

1.03 PUBLICITY

Nothing in this Agreement shall be construed as conferring upon the CORPORATION any right to include in advertising, packaging or other commercial activities related to any product or service, any reference to INTELLI-CHECK, its trade names, trademarks or service marks in a manner which would be likely to cause confusion or to indicate that such product or service is in any way certified by INTELLI-CHECK.

Upon EXECUTION, the CORPORATION agrees to cease all advertisements that state or imply that any of its products provide document verification, or document authentication, or the like. It shall be permissible for the CORPORATION to advertise that any product provides age verification so long as such advertisement does not claim that such product provides document verification or document authentication.


                                   ARTICLE II
                              ROYALTY AND PAYMENTS

2.01 ROYALTY CALCULATION


(a) In consideration of the rights granted herein under Section 1.01, the CORPORATION agrees to pay INTELLI-CHECK a royalty equal to the lesser of:

              (i) ten percent (10%) applied to the NET SALES PRICE of each AGE VERIFICATION PRODUCT which is sold, leased or put into use by the CORPORATION.

              (ii) One hundred and thirty-five United States dollars (U.S. $135.00) for each AGE VERIFICATION PRODUCT which is sold, leased or put into use by the CORPORATION.

(b) In further consideration of the licenses and rights granted in this Agreement, the CORPORATION agrees to provide contract manufacturing and product development for INTELLI-CHECK under terms and conditions to be incorporated in a written "Contract Manufacturing Agreement". This written Contract Manufacturing Agreement shall include a provision allowing for termination in the event of a material breach and further including "notice and cure provisions" The notice provision shall provide that if a party considers the other party to be in material breach of its obligations under the Contract Manufacturing Agreement, such party ("the notifying party") shall inform the other party of this position in a writing which shall specify the nature of the breach. The cure provision shall then give such other party a period of not less than forty-five (45) days from the date of the notice to cure the breach and if the breach is not cured within the forty-five day

INTELLI-CHECK-CARDCOM

period, the notifying party may hold the other party to be in default of its obligations under the Contract Manufacturing Agreement. Any such manufacturing and/or product development shall arise only upon INTELLI-CHECK's election, such election being communicated in writing to the CORPORATION. INTELLI-CHECK shall have no liability to the CORPORATION if INTELLI-CHECK decides not to use the CORPORATION for contract manufacturing and/or product development.

2.02 ACCRUAL

(a) Royalty shall accrue on any AGE VERIFICATION PRODUCT upon its manufacture and shall become payable upon the first sale, lease or putting into use of such product. (Rebuilding or enlarging any product, but not repair, shall be deemed to be a first putting into use of such product Repair of an AGE VERIFICATION PRODUCT is the replacement of a worn out or broken part in such product or the replacement of this entire product such that (i) there is no change in the functionality or capability of the product from that originally provided by the CORPORATION and (ii) there is no charge for such service other than shipping and/or taxes. Rebuilding or enlarging of an AGE VERIFICATION PRODUCT is a change to such product other than repair.) Obligations to pay accrued royalties shall survive termination of licenses and rights pursuant to Article III.

(b) Notwithstanding any other provisions hereunder, royalty shall accrue and be payable only to the extent that enforcement of the CORPORATION's obligation to pay such royalty would not be prohibited by applicable law.

2.03 RECORDS AND ADJUSTMENTS

The CORPORATION shall keep full, clear and accurate records with respect to all AGE VERIFICATION PRODUCTS and shall furnish any information which INTELLI-CHECK may reasonably prescribe from time to time to enable INTELLI-CHECK to ascertain the proper royalty due hereunder on account of products sold, leased and put into use by the CORPORATION. The CORPORATION shall retain such records with respect to each AGE VERIFICATION PRODUCT for at least five (5) years from the sale, lease or putting into use of such product. After 14 days' notice, INTELLI-CHECK shall have the right through its accredited auditors to make an examination, during normal business hours, of all records and accounts bearing upon the amount of royalty payable to it hereunder. Prompt adjustment shall be made to compensate for any errors or omissions disclosed by such examination. All documents, materials and information provided by the CORPORATION to the auditors shall be kept confidential. INTELLI-CHECK will pay for the costs of any audit unless such audit reveals underpayment by the CORPORATION of ten percent (10%) or more, in which case the CORPORATION shall reimburse INTELLI-CHECK for the costs of any audit.

INTELLI-CHECK-CARDOM

2.04 REPORTS AND PAYMENTS

(a) Within fifteen (15) days after the end of each quarter ending on March 31st, June 30th, September 30th and December 31st of each calendar year, beginning with the quarter in which this Agreement is executed by the CORPORATION, the CORPORATION shall furnish to INTELLI-CHECK at the address specified in Section
4.03 a statement certified by a responsible official of the CORPORATION showing in a reasonable manner:

           (i) all AGE VERIFICATION PRODUCTS which were sold, leased or put into use during such quarter;

           (ii) the NET SALES PRICE of each such product; and

           (iii) the amount of royalty payable thereon.

If no AGE VERIFICATION PRODUCT has been so sold, leased or put into use, the statement shall show that fact. The first quarterly report shall include an accounting and royalties for AGE VERIFICATION PRODUCTS in that quarter as well as an accounting and royalty payment for such products from the effective date of this Agreement to the beginning of that quarter. All such statements shall be kept confidential.

(b) No later than fifteen (15) days after the end of each quarter, the CORPORATION shall pay in United States dollars to INTELLI-CHECK at the address specified in Section 4.03 the royalties payable in accordance with such statement.

(c) Overdue payments hereunder shall be subject to a late payment charge calculated at an annual rate of three percentage points (3%) over the prime rate or successive prime rates (as posted in New York City) during delinquency. If the amount of such late payment charge exceeds the maximum permitted by law, such charge shall be reduced to such maximum.


                                   ARTICLE III

                                   TERMINATION

3.01 BREACH

(a) In the event of a material breach of this Agreement by the CORPORATION, INTELLI-CHECK may, in addition to any other remedies that it may have, at any time terminate all licenses and rights granted by it hereunder by not less than one (1) month's written notice specifying such breach, unless within the period of such notice all breaches specified therein shall have been remedied. If a written

INTELLI-CHECK-CARDOM

Contract Manufacturing Agreement, as referenced in Section 2.01(b) is executed by both parties and the CORPORATION then materially breaches any of its obligations under the Contract Manufacturing Agreement, then INTELLI-CHECK, at its sole option, shall have the right to terminate all licenses and rights that it has granted to the CORPORATION under this Agreement.

(b) In the event of any material breach of this Agreement by INTELLI-CHECK or of any loss or injury to the CORPORATION arising out of this Agreement, for which INTELLI-CHECK is liable to the CORPORATION, INTELLI-CHECK's total cumulative liability to the CORPORATION for all such breaches, losses and injuries shall be the lesser of (i) the actual value of the injury or loss to the CORPORATION or
(ii) the total royalties paid to INTELLI-CHECK.

3.02 VOLUNTARY TERMINATION

Upon EXECUTION, the CORPORATION shall have no right to voluntarily terminate its licenses and rights under this Agreement unless:

       (i) all claims of U.S. Patent No. 6,463,416 are declared to be invalid by a final judgment of a U.S. Federal Court; or

       (ii) this Agreement is not terminated by INTELLI-CHECK pursuant to the provisions of this Agreement and nevertheless INTELLI-CHECK brings suit against the CORPORATION alleging infringement of INTELLI-CHECK'S PATENTS during the LICENSE PERIOD.

3.03 SURVIVAL

Any termination of licenses and rights of the CORPORATION under the provisions of this Article III shall not affect the CORPORATION's licenses, rights and obligations with respect to any AGE VERIFICATION PRODUCT made prior to such termination.


                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

4.01 DISCLAIMER

INTELLI-CHECK MAKES NO REPRESENTATIONS, EXTENDS ANY WARRANTIES OF ANY KIND, ASSUMES ANY RESPONSIBILITY OR OBLIGATIONS WHATEVER, OR CONFERS ANY RIGHT BY IMPLICATION, ESTOPPEL OR OTHERWISE, OTHER THAN THE LICENSES AND RIGHTS HEREIN EXPRESSLY GRANTED.

INTELLI-CHECK-CARDOM


4.02 NONASSIGNABILITY

(a) INTELLI-CHECK has entered into this Agreement in contemplation of personal performance by the CORPORATION and it is INTELLI-CHECK's intention that a transfer of the CORPORATION's licenses or rights not occur without
INTELLI-CHECK's express written consent and any such transfer without INTELLI-CHECK's written consent shall be null and void. INTELLI-CHECK shall be under no obligation whatsoever to grant its consent.

(b) The licenses and rights granted by INTELLI-CHECK to the CORPORATION shall immediately terminate if there is a change in ownership of a majority of the shares of the CORPORATION at any time during the LICENSE PERIOD.

4.03 ADDRESSES

(a) Any notice or other communication hereunder shall be sufficiently given to the CORPORATION when sent by certified mail addressed to Mitch Shin at the CORPORATION's office above specified, or to INTELLI-CHECK addressed to Ed Winiarz at INTELLI-CHECK's office above specified. Changes in such addresses may be specified by written notice.

(b) Payments by the CORPORATION shall be made by check to INTELLI-CHECK at its offices above specified, Attention: Ed Winiarz. Changes in such address or account may be specified by written notice.

4.04 TAXES

The CORPORATION shall pay any tax, duty, levy, customs fee, or similar charge ("taxes"), including interest and penalties thereon, however designated, imposed as a result of the operation or existence of this Agreement except for INTELLI-CHECK's U.S. income taxes (both federal and state). The provisions of
Section 4.04 shall only apply to the CORPORATION's business activities.

4.05 CHOICE OF LAW AND VENUE

The parties are familiar with the principles of New York commercial law, and desire and agree that the law of New York shall apply in any dispute arising with respect to this Agreement. Further, any proceeding brought by either party arising from this agreement shall be venued in New York City.

4.06 INTEGRATION

This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges all prior discussions between them. Neither of the parties shall be bound by any warranties, understandings or representations with respect to such subject matter other than as expressly provided herein or in a writing signed with or subsequent to execution hereof by an authorized representative of the party to be bound thereby.

INTELLI-CHECK-CARDOM

4.07 RELEASES

Effective  upon  EXECUTION,   INTELLI-CHECK  hereby  releases  the  CORPORATION,
including its officers, employees and shareholders, and all customers (purchasers and users), suppliers and distributors of products of the kinds herein licensed as of the effective date hereof to the CORPORATION, from all claims, demands and rights of action which INTELLI-CHECK may have on account of any infringement or alleged infringement of the patents licensed herein by reason of the manufacture or any past or future use, lease, sale, offer to sell or importation of any of such products which, prior to the effective date hereof, were made, sold, used, offered for sale, leased or imported by the CORPORATION. Effective upon EXECUTION, the CORPORATION hereby releases INTELLI-CHECK, including its officers, employees and shareholders, and all customers (purchasers and users), suppliers and distributors of any product or service used or furnished by INTELLI-CHECK, from all claims, demands and rights of action which the CORPORATION may have on account of any infringement or alleged infringement of any patent by reason of the manufacture or any past or future use, lease, sale, offer to sell or importation of any of product or service, which, prior to the effective date hereof, were used or furnished by INTELLI-CHECK.

4.08 ACKNOWLEDGMENT OF VALIDITY

The CORPORATION hereby expressly acknowledges in all respects the validity and enforceability of INTELLI-CHECK's PATENTS and the CORPORATION's obligations to pay royalties as specified herein for the LICENSE PERIOD shall continue notwithstanding the fact that INTELLI-CHECK's PATENTS are held invalid and/or unenforceable in any proceeding after EXECUTION, except that the CORPORATION's royalty obligations shall terminate if the CORPORATION's licenses and rights are terminated in accordance with Section 3.02. The CORPORATION also agrees that it shall not in any way challenge, or assist others in challenging, the validity or enforceability of INTELLI-CHECK's PATENTS. The provisions of this Section 4.09 shall survive (i) any termination of the licenses and rights granted under this Agreement as provided for in this Agreement or (ii) the expiration of the LICENSE PERIOD.

4.09 COUNTERPARTS.

This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

INTELLI-CHECK-CARDOM



IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in duplicate originals by its duly authorized representatives on the respective dates entered below.


             INTELLI-CHECK, INC.


             By:   /s/ Frank Mandelbaum
                 -------------------------------------------------------------


             Title:  Chief Executive Officer
                    ----------------------------------------------------------


             Date:    6-19-03
                   -----------------------------------------------------------


             CARDCOM, INC.


             By:    /s/ Mitch C. Shin
                 -------------------------------------------------------------


             Title: President
                    ----------------------------------------------------------


             Date:  6-19-03
                   -----------------------------------------------------------


              THIS AGREEMENT DOES NOT BIND OR OBLIGATE EITHER PARTY
                IN ANY MANNER UNLESS DULY EXECUTED BY AUTHORIZED
                        REPRESENTATIVES OF BOTH PARTIES.

INTELLI-CHECK-CARDOM


                              DEFINITIONS APPENDIX

GENERAL DEFINITIONS:

AGE VERIFICATION PRODUCTS means any product that reads information on a document, such information being in human recognizable and/or machine readable form, and then performs an age calculation based on the information read. AGE VERIFICATION PRODUCTS may provide additional functionality but in no event shall such products include DOCUMENT VERIFICATION OR AUTHENTICATION PRODUCTS. In addition to the foregoing, AGE VERIFICATION PRODUCTS may provide the following functions (i) calculate a checksum on all three tracks of any examined document for the purpose of verifying that the magnetic track data bits have been correctly inputted, (ii) read the Issuer Identification Number or "IIN" or other jurisdiction identifying data from any document and (iii) determine the total number of bytes on a bar code or on track 2 of a document having a magnetic stripe, provided that (ii) and (iii) are used for the purpose of age verification and not document verification. The term "product" in this definition is not limited to form and includes, but is not limited to, hardware, software, firmware, and any combination of the foregoing. An AGE VERIFICATION PRODUCT may be embodied in either a unitary structure or a combination of separate structures. Further, for purposes of calculating royalties under this Agreement, AGE VERIFICATION PRODUCTS includes any attachment or ancillary device, product, or system intended for connection or use with one or more AGE VERIFICATION PRODUCTS.


DOCUMENT VERIFICATION OR AUTHENTICATION PRODUCTS means any product that reads information on a document, such information being in human recognizable and/or machine readable form, and makes a determination of whether the document is valid or authentic. A DOCUMENT VERIFICATION OR AUTHENTICATION PRODUCT may provide additional functionality and may encompass an AGE VERIFICATION PRODUCT.

EXECUTION means the date the last party signs this Agreement.

INTELLI-CHECK'S PATENTS means U.S. Patent No. 6,463,416 ("the `416 Patent") and any parent application and any continuation, continuation-in-part, divisional, reissue of the `416 Patent and all foreign counterparts of any of the foregoing. The inclusion of patents other than the `416 Patent in the definition of INTELLI-CHECK's PATENTS are only to the extent that such other patents have claims that cover AGE VERIFICATION PRODUCTS, there being no intent to grant any licenses to the CORPORATION with respect to DOCUMENT VERIFICATION or AUTHENTICATION PRODUCTS.

LICENSE PERIOD means a period of three (3) years commencing on the effective date of this Agreement.

INTELLI-CHECK-CARDOM





NET SALES PRICE means, with respect to any AGE VERIFICATION PRODUCT that is made, have made, sold, offered for sale, leased or put into use in The TERRITORY, the price received by the CORPORATION for each such product in the form in which it is provided by the CORPORATION, whether or not assembled (and without excluding therefrom any components or subassemblies thereof which are included in such price). In determining "price" the following shall be excluded:

                      (a) usual trade discounts actually allowed to unaffiliated persons or entities;
                      (b) costs of insurance and shipping costs; and
                      (c) export, sales and value added taxes, and
                          customs duties.

Notwithstanding the foregoing, in the event that the purchasing or leasing of any AGE VERIFICATION PRODUCT is from the CORPORATION to an "affiliated entity", such entity being either an individual or a company, such that the transaction is not an "arm's length" business transaction, NET SALES PRICE shall be the greater of (i) the price as set forth in the preceding provisions of this definition and (ii) that price which the CORPORATION would have realized from an unaffiliated entity in an arm's length transaction of an identical item in the same quantity and at the same time and place as the transaction to an affiliated entity. Examples of affiliated entities include, but are not limited to, those entities which are family members or personal friends of any officer or Director of the Corporation or companies, regardless of form, in which any such persons directly or indirectly own or control a substantial equitable interest as well as those transactions in which AGE VERIFICATION PRODUCTS are provided for other than money or money in combination with returned products or services. INTELLI-CHECK, pursuant to Section 2.03, shall have the right to investigate those transactions that it believes are to an "affiliated" entity".

THE TERRITORY means the United States of America and Canada.